UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 5, 2026
Date of Report (Date of earliest event reported)
________________________________________________________
Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(1-800) 978-2737
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2026, Axon Enterprise, Inc. (“Axon”) announced an incremental minority investment of approximately $1.2 billion in Skydio, Inc., a Delaware corporation (“Skydio”, and such transaction, the “Skydio Investment”), which is expected to increase Axon’s ownership from approximately 15% as of September 30, 2026, to approximately 37% on a fully diluted basis after giving effect to the Skydio Investment. As further described below, the approximately $1.2 billion of consideration is expected to consist of approximately 60% cash, or approximately $720 million, with the remainder to be paid in shares of Axon’s common stock (“Axon Stock”). The final mix of cash and equity is subject to the settlement of the Series G transactions described herein. The initial closing of the Skydio Investment (the “Primary Purchase”) occurred on November 5, 2026 under the Primary Purchase Agreement (as defined below), and Axon expects the remaining transactions comprising the Skydio Investment to close during the fourth quarter of 2026 and first quarter of 2027, subject to customary closing conditions.

Series G Preferred Stock Purchase Agreement

On November 5, 2026, Axon entered into a Series G Preferred Stock Purchase Agreement (the “Primary Purchase Agreement”) with Skydio and closed on the Primary Purchase of 25,000,000 shares of Skydio’s non-voting Series G Preferred Stock, par value $0.00002 per share (the “Series G Preferred Stock”), at a purchase price of $10.19617 per share (the “Per Share Purchase Price”), for an aggregate purchase price of approximately $254.9 million (the “Purchase Price”). The consideration for the Purchase Price consists of a combination of (i) cash in an amount equal to 50% of the Purchase Price and (ii) shares of Axon Stock, valued based on the volume-weighted average price per share of Axon Stock on the Nasdaq Global Select Market for the ten consecutive trading days ending on the trading day immediately preceding two business days prior to the settlement of the Tender Offer (as defined below), in an amount equal to 50% of the Purchase Price (the “Equity Consideration”). The Equity Consideration will be issued to Skydio following settlement of the Tender Offer, expected during the fourth quarter of 2026, and such Axon Stock will be subject to a customary lock-up. In no event will the number of shares of Axon Stock issued as Equity Consideration, together with all other shares of Axon Stock issued or issuable in connection with the Skydio Investment (including pursuant to the Primary Purchase Agreement, the Secondary Purchase Agreement (as defined below), the Tender Offer and the Committed Secondary), exceed 19.99% of the shares of Axon Stock outstanding immediately prior to the Primary Closing (as defined below), and any portion of the Equity Consideration in excess of such cap will instead be paid in cash (the “Issuance Cap”).

The closing of the Primary Purchase (the “Primary Closing”) occurred concurrently with the execution of the Primary Purchase Agreement. In connection with the Primary Closing, Axon, Skydio and certain of Skydio’s stockholders entered into certain ancillary agreements, including an investors’ rights agreement, a right of first refusal and co-sale agreement and a voting agreement.

Within ten business days following the Primary Closing, Axon will commence a tender offer for shares of Series G Preferred Stock, at a price per share equal to the Per Share Purchase Price, to acquire up to an aggregate of 68,451,508 additional shares of Series G Preferred Stock (the “Tender Offer”). Eligible holders of Skydio capital stock will have the right to participate in the Tender Offer, pursuant to which, immediately prior to and conditioned upon the settlement of the Tender Offer, Skydio will exchange the tendering holders’ existing shares of Skydio capital stock for an equivalent number of shares of Series G Preferred Stock on a one-for-one basis and for no additional consideration, after which the tendering holders will sell the resulting shares of Series G Preferred Stock to Axon. The consideration payable to each tendering holder of Skydio preferred stock is a combination of cash and Axon Stock, with the portion paid in Axon Stock not to exceed 60% of any tendering holder’s purchase price and in no event exceeding the Issuance Cap. Tendering holders of Skydio common stock will receive consideration in the Tender Offer of all cash. Axon expects the settlement of the Tender Offer to occur during the fourth quarter of 2026.

Following the settlement of the Tender Offer, Axon will purchase from certain Skydio stockholders (the “Committed Sellers”) an aggregate of 1,548,492 shares of Series G Preferred Stock, at a price per share equal to the Per Share Purchase Price, payable entirely in cash (the “Committed Secondary”). The maximum number of shares that each Committed Seller may sell in the Tender Offer will be reduced by the number of shares to be purchased from such Committed Seller in the Committed Secondary. Axon expects the closing of the Committed Secondary to occur during the first quarter of 2027.

The foregoing description of the Primary Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Primary Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Secondary Stock Purchase and Exchange Agreement

Concurrently with the Primary Closing, Axon entered into a Secondary Stock Purchase and Exchange Agreement (the “Secondary Purchase Agreement”) with Skydio and certain stockholders of Skydio (the “Sellers”), pursuant to which Axon agreed to purchase shares of Series G Preferred Stock from the Sellers at the Per Share Purchase Price with the target of acquiring an aggregate of 120,000,000 shares of Series G Preferred Stock through the Primary Purchase Agreement, the Secondary Purchase Agreement, the Tender Offer, the Committed Secondary and a separate secondary stock purchase and exchange agreement entered into among Axon, Skydio and a Skydio stockholder on August 21, 2026 (the “Secondary Agreement”). Immediately prior to and conditioned upon the closing of the Secondary Purchase Agreement (the “Secondary Closing”), Skydio will exchange the Sellers’ existing shares of Skydio capital stock for an equivalent number of shares of Series G Preferred Stock on a one-for-one basis and for no additional consideration, after which the Sellers will sell the resulting shares of Series G Preferred Stock to Axon.

The consideration payable to each Seller is a combination of cash and Axon Stock, valued based on the volume-weighted average price per share of Axon Stock on the Nasdaq Global Select Market for the ten consecutive trading days ending on the trading day immediately preceding two business days prior to the Secondary Closing, and subject to a customary lock-up. The portion of such consideration paid in Axon Stock is not to exceed 60% of any Seller’s purchase price and in no event is to exceed the Issuance Cap. The Secondary Closing will occur five business days following the settlement of the Tender Offer. In connection with the Secondary Purchase Agreement, Axon has agreed to enter into a registration rights agreement with the Sellers, pursuant to which Axon will provide each Seller with customary resale registration rights with respect to the shares of Axon Stock received by such Seller as part of the portion paid in Axon Stock. Each Skydio stockholder that receives Axon Stock in the Tender Offer will also be entitled to these customary registration rights with respect to the shares of Axon Stock received in the Tender Offer. Axon expects the Secondary Closing to occur during the fourth quarter of 2026.

The foregoing description of the Secondary Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Secondary Purchase Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above with respect to the shares of Axon Stock to be issued pursuant to the Skydio Investment is incorporated into this Item 3.02 by reference, insofar as it relates to the unregistered sales of equity securities.

The shares of Axon Stock will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. Axon is relying, in part, upon representations from each of the Sellers and each tendering holder that, among other things, it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, is a sophisticated investor familiar with similar transactions and has adequate information concerning Skydio.

Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the Skydio Investment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits

Exhibit Number	Exhibit Description
10.1*±+	Series G Preferred Stock Purchase Agreement dated November 5, 2026, by and between Skydio, Inc. and Axon Enterprise, Inc.

10.2*±+	Secondary Stock Purchase and Exchange Agreement dated November 5, 2026, by and among Skydio, Inc., the Sellers party thereto and Axon Enterprise, Inc.

99.1**	Press Release related to the Skydio Investment dated November 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.
**    Furnished herewith.
±    Certain exhibits and schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.
+    Certain confidential portions of this Exhibit were omitted by means of marking such portions [**] because the identified confidential portions are not material.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2026	Axon Enterprise, Inc.

	By:	/s/ BRITTANY BAGLEY
Brittany Bagley Chief Operating Officer and Chief Financial Officer